                                                                  Exhibit 3.2


                          SEVENTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ROSETTA INPHARMATICS, INC.

         The undersigned, Stephen H. Friend, M.D., Ph.D. and John J. King II, hereby certify that:

         1. They are the duly elected and acting President and Secretary, respectively, of Rosetta Inpharmatics, Inc., a Delaware corporation.

         2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware December 19, 1996 under the name VLG NW, Inc.

         3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   "ARTICLE I

         The name of this corporation is Rosetta Inpharmatics, Inc. (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         (A) The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Eighty Million (80,000,000) shares, each with a par value of $0.001 per share. Seventy-Five Million (75,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.

         (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the state of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

         The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                   ARTICLE VI

         (A) The Board of Directors of the Corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of shareholders following the date this Article VI becomes effective (the "EFFECTIVE DATE") or any special meeting in lieu thereof, the term of office of the second class to expire at the second annual meeting of shareholders after the Effective Date or any special meeting in lieu thereof and the term of office of the third class to expire at the third annual meeting of shareholders or any special meeting in lieu thereof. At each annual meeting of shareholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

         (B) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation, and
(ii) the newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors between the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         (C) Holders of stock of any class or series of the Corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

                                   ARTICLE VII

         No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Corporation's bylaws.

                                  ARTICLE VIII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

         (A) Except as otherwise provided in the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws.

         (B) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         (C) Advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws.

                                    ARTICLE X

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                   ARTICLE XI

         The Corporation shall have perpetual existence.

                                   ARTICLE XII

         (A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         (B) Any repeal or modification of the foregoing provisions of this
Article XII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                  ARTICLE XIII

         (A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

         (B) Any repeal or modification of any of the foregoing provisions of this Article XIII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification."

                                      * * *

         The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         Executed at Seattle, Washington, on the ____ day of ___________, 2000.



                                                    ----------------------------
                                                    Stephen H. Friend, President



                                                     ---------------------------
                                                     John J. King II, Secretary